As filed with the Securities and Exchange Commission on October __, 2009.

                                                   Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       TOMI Environmental Solutions, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Florida                       7340                  59-1947988
------------------------------- ---------------------------- -------------------
(State or Other Jurisdiction of (Primary Standard Industrial    (IRS Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)


                          9454 Wilshire Blvd., Penthouse
                             Beverly Hills, CA 90212
                                  (800) 525-1698
               --------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                Dr. Halden Shane
                         Chief Executive Officer, Chief
                        Financial and Accounting Officer
                       TOMI Environmental Solutions, Inc.
                          9454 Wilshire Blvd., Penthouse
                             Beverly Hills, CA 90212
                                  (800) 525-1698
               --------------------------------------------------
      (Name, Address, Including Zip Code, and Telephone Number, Including
                         Area Code, of Agent For Service)


                                    Copies to:
                                  Harold W. Paul
                               Harold W. Paul, LLC
                                  P.O. Box 33812
                               Santa Fe, NM 87594
                                  (505) 983-2794


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer   [ ]
Accelerated filer         [ ]
Non-accelerated filer     [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE

Title Of Each Class             Amount To Be    Proposed Maximum             Proposed Maximum          Amount of
Of Securities To Be Registered  Registered (1)  Offering Price Per Unit (2)  Aggregate Offering Price  Registration Fee (3)
------------------------------  --------------  ---------------------------  ------------------------  --------------------

Common Stock, par
value $ 0.01 per share                      -                            -                         -                     -

Preferred Stock, par
value $ 0.01 per share                      -                            -                         -                     -

Warrants                                    -                            -                         -                     -

Debt Securities                             -                            -                         -                     -

Total                                       -                            -             $ 100,000,000               $ 5,580


(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $100,000,000 together with the other securities issued hereunder.

(2) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS (Subject to Completion)
Issued October __, 2009


$100,000,000

                       TOMI Environmental Solutions, Inc.
                                   COMMON STOCK
                                 PREFERRED STOCK
                                     WARRANTS
                                 DEBT SECURITIES

We may offer from time to time common stock, preferred stock and debt securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the OTCBB under the symbol "TOMZ."

Investing in the securities involves risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is           , 2009.


                                TABLE OF CONTENTS


                                                                           Page
About This Prospectus                                                         4
Prospectus Summary                                                            4
Risk Factors                                                                  5
Special Note Regarding Forward-Looking Statements                             7
Use of Proceeds                                                               8
Description of Common Stock                                                   8
Description of Preferred Stock                                                8
Description of Convertible Debt Securities                                    8
Description of Warrants                                                       9
Description of Units                                                         11
Plan of Distribution                                                         11
Validity of the Securities                                                   11
Experts                                                                      11
Where You Can Find More Information                                          11

                              ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities described in this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission
("SEC"). We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in or incorporated by reference in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since then.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

In this prospectus, "TOMI," the "Company," "we," "us" and "our" refer to TOMI Environmental Solutions, Inc. and its wholly owned subsidiaries unless otherwise indicated or the context suggests otherwise.

                            PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the securities. You should read this entire prospectus carefully, including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus.

Overview

TOMI Environmental Solutions, Inc. (formerly "The Ozone Man,
Inc.") (the "Company" or "TOMI ") provides green, energy-efficient environmental solutions for indoor air remediation and infectious disease control through inspection, air quality testing, training and indoor air cleaning using our platform of UV Ozone generation services, activated hydrogen peroxide mist and other products and technologies. Our focus to combat Hospital infection control was recently enhanced with the addition of (MRA) TM - Magnetic Resolution Activation product. Our products and services cover a broad spectrum of commercial structures including office buildings, medical facilities, hotel and motel rooms single homes, multi-unit residences and schools.

We commenced our operations in the fourth quarter of 2007 and since 2008 we began to implement our business plan by acquiring for cash both the intellectual property and methodology that forms the basis of our ozone treatment system that is at the core of our plan. We have also opened a total of five service hubs in California, New York/New Jersey, Florida and North Carolina with service vans and certified, trained personnel and we expect to continue the expansion of our facilities.

During the second quarter of 2009, the Company exited the status of development stage enterprise because the Company commenced its planned principal operations and because the Company earned revenues during the quarter ended June 30, 2009.

Growth Strategy

TOMI's business growth strategy is to be "Your Professional Air Remediation and Infectious Disease Control Company" by
developing and acquiring a premier platform of UV Ozone
generation services, products and technologies. We also strive to generate top-notch research on other air remediation solutions including hydroxyl radicals and to form business alliances with major construction companies and corporations specializing in
disaster relief.   We continue to pursue complementary businesses in
manufacturing ozone-related products, testing labs and other indoor air treatment and maintenance products.

During the 2nd quarter of 2009, TOMI recorded revenue related to a commercial project that will be completed during the 4th quarter of 2009. TOMI continues to pursue revenue from multiple sources and anticipates that our revenue stream will grow more diverse in the coming quarters.

We have entered into a strategic alliance agreement with Rolyn Companies, a leader in the disaster remediation and recovery industry. We have worked on a major commercial project in New
York City secured through Rolyn Companies that is approximately half completed. We treated a high school in New York City demonstrating our products effectiveness against the H1N1 (Swine
Flu) virus. We have demonstrated our system's effectiveness against hospital acquired infections to a large east coast hospital system with a further test scheduled for the end of September. The commercial project in New York City was the Company's first significant revenue in excess of $200,000 in the second quarter of this current fiscal year.

Our History

The Company was incorporated in Florida in 1979 under the name Dauphin, Inc. In March 1981 the Company completed an initial public offering and continued in business into 1982 at which time it ceased operations. In July 1994 the Company completed a reverse acquisition with RPS Enterprises, Inc. ("RPS") pursuant to which RPS became a wholly owned subsidiary, conducting a New York based limousine company. RPS ceased operations in early 1996. In August 2002, certain investors purchased the majority of prior management's stock and in October 2002 sold back the operating subsidiary to prior management. In October 2007 RPS and its controlling shareholders entered into a definitive Agreement and Plan of Reorganization whereby RPS acquired 100% of the issued and outstanding common shares of The Ozone Man, Inc., a Nevada Corporation ("Ozone Nevada") in exchange for the issuance of 34,250,000 shares of RPS common stock and $50,000 cash consideration. Although RPS was the legal acquirer, for accounting purposes Ozone Nevada was the surviving entity and, accordingly, the transaction has been accounted for as a reverse acquisition which was in substance a recapitalization of Ozone Nevada.

Our Corporate Information

Our executive offices are located at 9454 Wilshire Blvd., Beverly
Hills, CA 90212 and our telephone number is (800) 525-1698. We maintain a website at www.tomiesinc.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.


                                  RISK FACTORS

You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of the securities could decline due to any of these risks, and you may lose all or part of your investment.

Risk Related To Our Business

No assurance of sales or profitability.

The Company's business is dependent upon the acceptance of its products and services as an effective and reliable method to perform indoor air quality inspection, testing, remediation and maintenance. The Company's business is also dependent on the effectiveness of its marketing program to convince potential clients and potential independent contractors to utilize its services so that the Company will become profitable. There can be no assurance that the public or industry participants will accept the Company's services, or that the Company will be successful or that its business will earn any profit. There can be no assurance that the Company will earn material revenues or that investors will not lose their entire investment. There is no assurance that the Company will operate its business successfully or that its common stock will have value. A failure of the Company's marketing campaign would have a material adverse impact on its operating results, financial condition and business performance.

Competition.

The indoor air quality testing industry is extremely competitive.
The Company's principal competitors will include other indoor air quality testers, home inspectors, termite inspectors, and remediation and abatement companies. These competitors may have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial and marketing resources than the Company. The Company believes that the principal factors affecting competition in this proposed market include name recognition, and the ability to receive referrals based on client confidence in the Company's service. There are no significant barriers of entry that could keep potential competitors from opening similar indoor air quality testing facilities. The Company's ability to compete successfully in the industry will depend in large part upon its ability to market and sell its indoor air quality testing and air remediation services and to respond effectively to changing insurance industry standards and methodology. There can be no assurance that the Company will be able to compete successfully in the indoor air quality testing and remediation industry, or that future competition will not have a material adverse effect on the business, operating results, and financial condition of the Company.

Dependence on key personnel.

The Company's success is substantially dependent on the performance of its executive officers and key employees. Given the Company's early stage of operation, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market and perform its services.
The loss of one or more of its key employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company's business.

Inability to make and integrate new business acquisitions.

In the short-term, the success of the Company's business plan depends heavily on its ability to make key business acquisitions, and in the longer term, on its ability to profitably integrate and operate those businesses. There is no assurance that the Company will be able to find and acquire the new businesses that it needs to successfully implement its business plan. The Company needs to make new business acquisitions in order to grow at an attractive pace. A failure of the Company to make the new business acquisitions that it seeks will likely have an adverse impact on its operating results, financial condition and business performance.

We may not be able to manage our growth effectively, create operating efficiencies or achieve or sustain profitability.

The ability to manage and operate our business as we execute our growth strategy will require effective planning. Rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines, resulting in loss of market share and other problems that could adversely affect our reputation and financial performance.
Our efforts to grow have placed, and we expect will continue to place, a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, we could be faced with slower growth and a failure to achieve or sustain profitability.

We may incur significant costs as a result of operating as a public company, and our management devotes substantial time to new compliance initiatives.

We may incur significant legal, accounting and other expenses as a public company, including costs resulting from regulations regarding corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations could make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

In addition, the Sarbanes-Oxley Act of 2002 ("SOX") requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. For the year ended December 31, 2008, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm in the year ending December 31, 2009, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 may require that we incur substantial expense and expend significant management time on compliance-related issues. Moreover, if our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock would likely decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and may not be detected.

While we continue to take action to ensure compliance with the disclosure controls and other requirements of SOX, there are inherent limitations in our ability to control all circumstances. Our management, including our Chief Executive Officer and Chief
Financial Officer, does not expect that any company's controls, including our own, will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be evaluated in relation to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our Company have been detected. These inherent limitations include the realities that judgments in decision making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may be inadequate because of change in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.


Risk Related To Our Securities

Our stock price is volatile and there is a limited market for our shares.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations that have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Factors that may affect the volatility of our stock price include the following:

     . Our success, or lack of success, in developing and marketing our products and services;
     . Our ability to maintain compliance with OTCBB listing requirements; . Our ability to raise the required capital to fund our business;
     . The announcement of new products, services, or technological innovations by us or our competitors;
     .  Changes in the executive leadership of the company;
     .  Quarterly fluctuations of our operating results;
     . Changes in revenue or earning estimates; and . Competition.

Based on the factors described above, recent trends should not be considered reliable indicators of our future stock prices or financial results.

Our shares of common stock have been traded on the OTCBB.
There has been limited trading in our common stock and we cannot give assurances that such a market will develop further or be maintained.

Investors should not expect the payment of dividends by us.

We do not expect to pay dividends on our common stock in the foreseeable future. Investors who require cash dividends from their investments should not purchase our common stock or warrants.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This report contains these types of statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "project," or "continue" or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

You should also specifically consider the numerous risks outlined under "Risk Factors."

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

                                USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for acquisitions and general corporate purposes.


                          DESCRIPTION OF COMMON STOCK

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Articles of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

As of September 1, 2009 there were 34,893,980 shares of common stock outstanding which were held of record by 746 shareholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any series of outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of TOMI Environmental Solutions, Inc., the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any series of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.


                         DESCRIPTION OF PREFERRED STOCK

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Articles of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Articles of Incorporation. We currently have a Series A Preferred Stock comprised of 1,000,000 authorized shares with a par value of $.01 per share, convertible into common shares on a 1:1 basis. There are 510,000 Series A Preferred shares issued and outstanding. We also have a Series B Preferred Stock comprised of 4,000 authorized shares with a stated value of $1,000 per share, convertible into common shares on a 200:1 basis. There are 3,250 Series B Preferred shares issued and outstanding.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.


                  DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus may be unsecured obligations. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible debt securities will be issued under a convertible debt indenture which we summarize below. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible debt securities is an exhibit to the registration statement of which this prospectus is a part. We encourage you to read that document.

General

Unless otherwise provided in a prospectus supplement, the convertible debt securities will be our unsecured obligations and will be subordinated in right of payment to any senior indebtedness.

You should refer to each prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

     .  the title and specific designation of the convertible debt securities;

     . any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

     .  the date or dates on which we must pay principal;

     . the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

     . the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

     . the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

     . the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

     . the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

     . the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

     . events of default or covenants (including relating to mergers, consolidations and sales of assets) that apply to the convertible debt securities; and

     . any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement or otherwise.


                             DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of common stock, preferred stock or convertible debt securities that we may sell under this prospectus. Warrants may be issued separately or together with other securities.

The warrants will be issued under warrant agreements to be entered into between us and the warrantholder as set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates," and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

     . the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

     . the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

     .  the procedures and conditions relating to the exercise of the warrants;

     . the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

     .  the offering price, if any, of the warrants;

     . the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     .  call provisions, if any, of the warrants;

     .  antidilution provisions, if any, of the warrants; and

     .  any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise of the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised as indicated in the applicable prospectus supplement at any time up to the close of business, New
York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.


                              DESCRIPTION OF UNITS

We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in a prospectus supplement. The form of units and the applicable unit agreement will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-
K. We encourage you to read the applicable unit agreement and unit before you purchase any of our units.


                              PLAN OF DISTRIBUTION

We may, from time to time, sell any or all of our shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, prices that may be changed, market prices at the time of sale, prices related to prevailing market prices or negotiated prices.


                          VALIDITY OF THE SECURITIES

The validity of the issuance of the securities offered hereby will be passed on for us by Harold Paul, LLC.


                                   EXPERTS

The consolidated balance sheets of TOMI Environmental Solutions, Inc. and subsidiary as of December 31, 2008 and 2007 and the related consolidated statements of operations, shareholders' deficiency and cash flows for the year ended December 31, 2008 and the period September 5, 2007 (inception) to December 31, 2007 and the period September 5, 2007 (inception) to December 31, 2008 have been incorporated by reference herein in reliance upon the reports of Wolinetz, Lafazan & Company, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                     WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

(a) Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 31, 2009;

(b) Quarterly Reports on Form 10-Q filed on May 15, 2009 and August 6, 2009; and

(c) Current Report on Form 8-K filed on March 2, 2009, May 20, 2009 and June 30, 2009 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01).

You may request a copy of these filings at no cost by writing or telephoning the Company, 9454 Wilshire Blvd., Beverly Hills, CA 90212, (800) 525-1698. You may also access the documents incorporated by reference in this prospectus through our website www.tomies.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

                                                                        Amount
                                                                      To Be Paid
                                                                      ----------
     Registration fee                                                 $   5,580
     Transfer agent's fees                                                    *
     Printing expenses                                                        *
     Legal fees and expenses                                                  *
     Accounting fees and expenses                                             *
     Miscellaneous                                                            *
                                                                      ----------
          Total                                                               *
                                                                      ==========

* To be completed by amendment.


Item 14.  Indemnification of Directors and Officers.

Section 607of the Florida Corporation Law ("Section 607") permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 607 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 607.

TOMI may enter into indemnification agreements with each of its directors and executive officers and has purchased directors' and officers' liability insurance. Generally, the indemnification agreement attempts to provide the maximum protection permitted by Florida law as it may be amended from time to time. Under such indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of TOMI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

At present, there is no pending litigation or proceeding or any threatened claim against any officers or directors that may result in a claim for indemnification.


Item 15.  Recent Sales of Unregistered Securities.

None.


Item 16.  Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number  Description
------- -----------

2.0     Agreement and Plan of Reorganization dated October 15, 2007** (1)
3.1     Restated Articles of Incorporation of TOMI Environmental Solutions, Inc.
3.2     Bylaws, as amended, of TOMI Environmental Solutions, Inc.
5.0     Opinion of Harold W. Paul, LLC*
10.1    Halden Shane Employment Contract** (2)
10.2    Agreement with S.C.O. Medallion Healthy Homes LTD dated
        February 23, 2008** (3)
14.0    Code of Ethics** (4)
23.1 Consent of Wolinetz, Lafazan & Company, P.C., Independent Registered Public Accounting Firm*

 *      To be filed by amendment.
** (1) Incorporated by reference to Exhibit 2.0 to Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2008.
** (2) Incorporated by reference to Exhibit 10.1 to Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.
** (3) Incorporated by reference to Exhibit 10.1 to Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2008.
** (4) Incorporated by reference to Exhibit 14.0 to Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.


Item 17.  Undertakings

The undersigned hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i.   To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on the 5th day of October, 2009.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

By: /s/ Halden Shane
    ------------------------------------------
    Name: Halden Shane
    Title: Principal Executive Officer,
           Principal Financial and Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date
---------                    -----                             ----

/s/ Halden Shane             Principal Executive Officer       October 5, 2009
-------------------------    Principal Financial and
Halden Shane                 Accounting Officer


/s/Richard Johnson           Secretary and Director            October 5, 2009
-------------------------
Richard Johnson


/s/Willie Brown, Jr.         Director                          October 5, 2009
-------------------------
Willie Brown, Jr.


/s/ Harold Paul              Director                          October 5, 2009
-------------------------
Harold Paul

                                   EXHIBIT INDEX

Exhibit
Number  Description
------- -----------

2.0     Agreement and Plan of Reorganization dated October 15, 2007** (1)
3.1     Restated Articles of Incorporation of TOMI Environmental Solutions, Inc.
3.2     Bylaws, as amended, of TOMI Environmental Solutions, Inc.
5.0     Opinion of Harold W. Paul, LLC*
10.1    Halden Shane Employment Contract** (2)
10.2    Agreement with S.C.O. Medallion Healthy Homes LTD dated
        February 23, 2008** (3)
14.0    Code of Ethics** (4)
23.1 Consent of Wolinetz, Lafazan & Company, P.C., Independent Registered Public Accounting Firm*

  *     To be filed by amendment.
** (1) Incorporated by reference to Exhibit 2.0 to Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2008.
** (2) Incorporated by reference to Exhibit 10.1 to Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.
** (3) Incorporated by reference to Exhibit 10.1 to Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2008.
** (4) Incorporated by reference to Exhibit 14.0 to Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.